Q2 2024 Letter to Shareholders Exhibit 99.2

Financial highlights Revenue was $281.2 million, an increase of 54% year-over-year and more than double the growth rate from the prior year Gross margin was 89.5%, as compared to 84.2% in the second quarter of 2023, an improvement of 530 basis points Net loss was $10.1 million, which improved $31.0 million from the prior year and drove a net margin of (3.6)% Adjusted EBITDA¹ was $39.5 million, which improved $74.9 million from the prior year and drove a double-digit Adjusted EBITDA margin¹ of 14.0% Operating cash flow was $28.4 million, as compared to $(54.1) million in the second quarter of 2023, an improvement of $82.5 million Free Cash Flow² was $27.2 million, as compared to $(54.9) million in the second quarter of 2023, an improvement of $82.1 million Capital expenditures were $1.2 million, 0.4% of revenue Cash, cash equivalents, and marketable securities were $1.70 billion as of June 30, 2024 Business highlights Daily Active Uniques (“DAUq”) averaged 91.2 million in the second quarter 2024, an all-time high and an increase of 51% year-over-year Logged-in users grew 31% year-over-year and Logged-out users grew 74% year-over-year, each representing the fastest growth rate in over two years User growth was strong across geographies. U.S. DAUq grew 59% year-over-year and International DAUq grew 44% year-over-year Weekly Active Uniques (“WAUq”) averaged 342.3 million in the second quarter 2024, an increase of 57% year- over-year Product investments to improve the UX helped users discover conversations, which are the heart of Reddit and a highly valuable surface for users and advertisers Machine translation continued to drive user traffic and accelerated growth in France. We are expanding these efforts to additional countries and languages this year including Spanish, German, and Portuguese Advertising revenue of $253.1 million grew 41% year-over-year, and Other revenue of $28.1 million, which includes data licensing revenue, increased over 690% year-over-year Average revenue per unique (“ARPU”) was $3.08, up 2% year-over-year Scaled and diversified our advertising business with over 50% year-over-year growth in our Mid-Market and SMB channels and in verticals such as financial services, pharma, and retail Grew advertising revenue across the full funnel, driven by mid- and lower-funnel performance revenue. We doubled click volume for the third consecutive quarter Accelerated our ads stack roadmap with the acquisition of Memorable AI in July 2024, which brings new Gen-AI campaign creation tools to our advertisers to drive lower-funnel performance Launched a content partnership program with sports leagues including the NFL, NBA, MLB, PGA, and NASCAR, to expand our content offering and offer new ways for businesses to engage with communities Our data licensing business continued to scale as we signed new partnerships across the landscape including with OpenAI and Sprinklr 2 Q2 2024 highlights Q2 2024 • Letter to Shareholders

Dear fellow shareholders, 3 Q2 2024 • Letter to Shareholders We’re pleased with the progress Reddit and our communities made this quarter and throughout the first half of the year. In Q2, both users and revenue grew over 50% year-over-year, and for the second consecutive quarter, we achieved positive cash flow and Adjusted EBITDA profitability. User growth has continued to climb, reaching new heights with over 340 WAUq and more than 91 million DAUq. More and more people are coming to Reddit to explore their interests, engage in conversations, and find their communities. Increasingly, users are also turning to Reddit for answers to their questions through search, recognizing the authenticity and trustworthiness of our content across a vast array of topics. Our focus has been on enhancing the user experience by making Reddit faster, safer, and easier to use. Recent improvements have made it quicker and simpler for users to join conversations which are the heart of Reddit, and now they load faster and are more intuitive to navigate. The number of comments viewed hit a new high, up 10% from Q1 to Q2. We also introduced several updates to our Ask Me Anything (AMA) product, making it more accessible and enjoyable to host, schedule, and participate in. During our pilot phase, hundreds of new AMAs were conducted, including those with high-profile brands and artists. As our platform grows, so does the need for robust safety and moderation tools. Leveraging AI, we are making content safer and reducing the moderation burden, thus evolving the role of our moderators. International expansion remains a top priority, and we’re excited by the promising results of our machine translation efforts. In Q2, our international daily active users exceeded 45 million, growing 44% year-over-year, with significant growth in countries like France, India, the U.K., and the Philippines. Machine translation is now widely available in French, showing positive outcomes. In Q2, France was one of our top three fastest-growing countries, surpassing U.S. growth. We will now begin to expand machine translation to Spanish, German, and Portuguese, aiming to make Reddit accessible to everyone, regardless of their native language.

Looking ahead, we see substantial opportunities in enhancing search and expanding subreddit functionalities through our user economy. Our developer platform, now in public beta, has a few hundred active developers. We’ve observed growing adoption of custom posts, particularly in sports, one of the fastest-growing categories on Reddit. This year, we aim to enable monetization in the developer platform, empowering users to create and earn on the platform. We are also testing new interactive post types, including games, to boost engagement. Reddit’s content is uniquely valuable, especially in the context of internet search. We are testing new search formats and keyword landing pages that use AI to summarize and recommend content, helping users delve deeper into products, shows, and games on the platform. In terms of third-party search, the ecosystem is evolving with search, summarization, and training blending. We are seeking the right balance between openness and protecting our users and platform. Our partnerships with Google and OpenAI illustrate how commercial agreements aligned with our content policies can be mutually beneficial. They help people discover communities on Reddit while safeguarding our users’ information. We’ve restricted access where transparency is lacking in how Reddit content is utilized. The internet and search benefit from Reddit’s content, and we are open to finding solutions that serve our users, Reddit, and the broader internet community. Overall, we’re proud of our progress in our first two quarters as a public company. We have an ambitious mission and are still early in our journey, with many opportunities ahead of us. 4 Steve Huffman Co-Founder & Chief Executive Officer Q2 2024 • Letter to Shareholders

Q2 2024 • Letter to Shareholders

Community highlights: International events on Reddit

- **Reddit expanded its breadth of connection and community internationally and broke through in European markets**
- **Reddit is home to rich conversation and engagement during international events including Eurovision, Euro 2024, and the Olympics**

Eurovision

- During the Eurovision Song Contest, the r/eurovision community gathered fans from all over the world to discuss the show
- r/eurovision community became one of the top-5 fastest growing communities in the U.K., Germany, and Spain
- During the live final show, r/eurovision was the #1 most viewed subreddit in the Netherlands
- The community leveraged our full product toolkit including using community funds to send moderators to live rehearsals, AMA videos, megathreads, and the developer platform to engage with the community during the shows


r/eurovision · 2 mo. ago
berserkemu Norway
Eurovision Bingo - Grand Final 2024
r/eurovision bingo
Audience chanting
Smoke
"Live" instruments
Malmö shout out
Wind machine
LGBTQIA+ flag spotted
Cries after singing
Pet in postcard
Spokesperson sings
Baggy pants
Costume change during song
Act wearing a single colour
FIRE!
ABBA mention
Joke about cost of hosting
Barefoot singer

Using the developer platform, Eurovision fans created a Bingo board to play during the final show

Euro 2024

- The Euro 2024 international football tournament sparked significant growth in the r/euro2024 community on Reddit with nearly half a million daily visitors, with over 80% coming from international markets
- The r/euro2024 community leveraged megathreads to organize posts for travel and ticket information and the developer platform for scoreboards to drive camaraderie and engagement among fans


UEFA European Championship 2024
July 14 · Berlin
2d ago
2 : 1
Spain
47' Williams
86' Oyarzabal
England
Palmer 73'
COMMUNITY PREDICTION
ESP 53%
ENG 47%

Fans created live scoreboards with the developer platform to track the score and predictions for each Euro 2024 match

Olympics

- The highly anticipated 2024 summer Olympics has a home on Reddit
- Using our social listening tools through Reddit Pro, the Olympics Committee, u/olympics, is engaging directly with the community with original posts and AMA content in the r/olympics community and in non-English country and sports specific subreddits
- The r/olympics community has seen subscriber growth more than double in the last few months and we developed Olympics themed paid awards and medals for users to gift to one another


r/olympics
u/olympics · Official · 14d
THE legendary 'Dunk of Death' that shook Sydney 2000.
765
33

5

Q2 2024 • Letter to Shareholders

User & product highlights

Quarterly results

- In Q2, we saw user traffic reach new all-time highs across the platform
- Quarterly average DAUq of 91.2 million grew 51% year-over-year, led by strong growth in both the U.S. and international markets
- Over 342 million WAUq visited Reddit in Q2, a new high, highlighting the scale of our platform's reach
- We believe Reddit is becoming more important and valuable in the context of search and our work on improving the platform is helping to drive a higher frequency of visits, deeper engagement, and better user retention


Q2 '24 DAUq
91.2M
Q2 '23: 60.4 (28.7 / 31.7)
Q3 '23: 66.0 (32.0 / 34.0)
Q4 '23: 73.1 (36.4 / 36.7)
Q1 '24: 82.7 (41.5 / 41.2)
Q2 '24: 91.2 (45.5 / 45.7)
US DAUq
Int'l DAUq
(IN MILLIONS)

International growth

- We continued to make progress internationally to localize the experience and break the language barrier on the platform
- In Q2, international DAUq grew 44% year-over-year, led by countries including the U.K., India, France, and Philippines, which each grew faster than total international DAUq growth
- We are expanding our international playbook and rolling out machine translation to new languages this year, including Spanish, German, and Portuguese after seeing early results in France with **immersive machine translation**. DAUq growth in France outpaced the U.S. and total international growth in Q2 quarter-over-quarter
- The developer platform is accelerating our verticalization strategy with international communities. Sports subreddits including r/euro2024 and r/ipl used custom features including scoreboards and polls to drive traffic and engagement with the community

↑ 51% Y/Y


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9:41
Accueil
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Le champion olympique Ma Long remporte le 5e titre du championnat asiatique de tennis de table en simple messieurs!
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Immersive machine translation experience in French

6

Q2 2024 • Letter to Shareholders

User & product highlights

Product Spotlight: Bringing users closer to the conversation

- Conversations are where high intent users spend significant time seeking information and engaging. 47% of all screenviews occurred on the post & comment pages in Q2, as this is a highly valuable surface to both our users and advertisers
- In Q2, we built new ad formats, content types, and discovery tools designed to drive engagement and make the content and conversations more relevant and easier for users to find
- Leveraging feedback from our User Feedback Collective, we delivered nearly instant comment loading and shortcuts, which bring users to the top comments faster and helped to drive the number of comments viewed up over 10% from Q1
- This complements our revamped conversation ads product where we expanded inventory with ads in the comments, a highly contextual and performance oriented surface
- We also productized our flagship Ask Me Anything (AMA) feature, making it easier to host, schedule, and participate in AMAs
- The AMA product is now live in over 100 communities with 200+ high profile AMAs created
- These updates lay the foundation for us to build new features and enhance the conversation experience this year, including with AI-enabled experiences for users to dive deeper into products, shows, and games

New features allow hosts to schedule and enable users to set reminders to participate in an upcoming AMA ama
ask me
anything
9:41
We spent 150 days hiking the PCT from California to Canada. Ask us anything!
Set a reminder for this AMA
r/camping

Host and co-host answers are now organized and highlighted to easily filter to the comments


9:41
reddit
Still in love after 45 years together!
What dark secret are you hiding from everyone?
For the first time, one of our kittens climbed out of their box today.

UX improvements make it easier and faster for users to move from the post to the comments

7

Advertising & monetization highlights Advertiser diversification 8 Total revenue in Q2 grew 54% year-over-year to $281.2 million, the fastest year-over-year growth in two years Advertising revenue of $253.1 million grew 41% year-over-year, and Other revenue of $28.1 million increased over 690% year-over-year, primarily driven by new data licensing agreements signed in the first half of the year U.S. revenue grew 55% year-over-year and International revenue grew 49% year-over-year, the fastest growth rate in two years. International revenue represented 19% of total revenue in Q2 Advertising revenue growth was primarily driven by increases in impressions delivered as we continued to attract new users and deepen engagement on the platform, which offset a year-over-year decline in advertising pricing Q2 saw advertising revenue growth across the full-funnel. Our performance advertising business drove more than half of our growth in the quarter, with the mid- and lower-funnel each growing faster than total ad revenue growth in the quarter Our diversification strategy continued in Q2 as we experienced growth across channels, verticals, and geographies Channels: we saw revenue growth across our managed channels, and our Global Scaled business (Mid-Market and SMB) grew over 50% year-over-year and accelerated from the prior quarter as we added new advertisers to the platform and deepened existing relationships Verticals: We saw strength in some of our largest and emerging verticals including financial services, pharma, and retail, which each grew over 50% year-over-year Geographies: Continuing from Q1, we saw strong growth in our EMEA markets, including with both large and mid-sized customers. The growth was driven by new advertiser activations and strength in key verticals such as technology & media and consumer goods Quarterly results Q2 2024 • Letter to Shareholders Enhancements to our Reddit- Unique ads product, conversation ads Testing new ads inventory in between the comments

Advertising & monetization highlights Ulta Beauty is a prominent beauty retailer in the U.S., known for a wide range of beauty products and services Ulta used Dynamic Product Ads to automatically promote their entire product catalog and Reddit’s ML engine selected the products to serve in the ad slots to optimize reach and conversion DPAs generated a 66% boost in ROAS for Ulta during testing in the second half of 2023 compared to the same time period in 2022, and with respect to Ulta’s January 2024 performance, DPAs delivered 34% higher ROAS compared to the 2023 holiday season Reddit’s authentic, human conversations and content can not be found anywhere else on the internet In alignment with our public content policy, we took additional steps in Q2 to better protect and control where and how Reddit’s content is used and accessed by web crawlers and search engines We continue to strategically explore data licensing agreements with collaborative partners in the ecosystem ranging from marketing intelligence companies to enterprise-scale technology companies. We are also exploring go-to-market strategies for new verticals, including the financial services industry In Q2, we signed new partnerships across the data licensing landscape, including with OpenAI and Sprinklr as we scale this emerging monetization opportunity 9 Customer spotlight: Ulta Beauty Reddit’s Content and Data Licensing Q2 2024 • Letter to Shareholders Many users come to Reddit to search and to help guide their purchase decisions Reddit’s rich product discussions drive value for users in validation mode and create a contextually relevant space for advertisers to reach their audience in the purchasing journey In Q2, we launched Dynamic Product Ads (“DPA”), representing a significant milestone in our direct response ads business DPAs are created automatically from the advertiser’s product catalog, with targeting options for both prospecting and retargeting In early testing, we’ve seen strong advertiser adoption and the ads delivered 1.9x higher return on ad spend (“ROAS”) when compared to other conversion objective campaigns Ad product spotlight: Dynamic Product Ads

Q2 2024 • Letter to Shareholders

Financial highlights

Second quarter 2024

Our second quarter results featured increasing revenue growth on a year over year basis. We expanded our industry-leading gross margins, more than tripled our Adjusted EBITDA margin[1] sequentially, and had a significant positive change in operating cash flow.

Revenue
Total revenue was $281.2 million, an increase of 54% from $183.0 million in the second quarter of 2023. Advertising revenue increased by 41%, driven by an increase in impressions delivered, partially offset by a decrease in pricing. In addition, other revenues increased by over 690% as a result of data licensing agreements executed in 2024.

ARPU
ARPU was $3.08, an increase of 2% from $3.03 in the second quarter of 2023.

Cost of Revenue
Cost of revenue was $29.5 million, an increase of 2% from $28.8 million in the second quarter of 2023, primarily driven by increased hosting usage to support user growth on our platform and an increase in advertising measurement and other services, partially offset by hosting cost efficiencies and lower hosting prices.

Gross Profit
Gross profit was $251.7 million, or a gross margin of 89.5%, as compared to $154.2 million, or a gross margin of 84.2%, in the second quarter of 2023.

Operating Expenses and Non-GAAP Operating Expenses
Total operating expense was $282.7 million, as compared to $207.2 million in the second quarter of 2023. The increase in total operating expense in the second quarter of 2024 was primarily due to higher stock-based compensation expense and related taxes post-IPO compared to the prior year period. Total stock-based compensation expense and related taxes included in operating expense was $66.7 million, as compared to $10.1 million in the second quarter of 2023.


Q2 '24 REVENUE
$281.2M
54% Y/Y
$183.0
$207.5
$249.8
$243.0
$281.2
Q2 '23
Q3 '23
Q4 '23
Q1 '24
Q2 '24
TOTAL REVENUE
(IN MILLIONS)


Q2 '24 AVERAGE REVENUE PER UNIQUE (ARPU)
$3.08
2% Y/Y
$3.03
$1.06
$5.21
$3.14
$1.14
$5.27
$3.42
$1.34
$5.51
$2.94
$1.10
$4.77
$3.08
$1.24
$4.94
Q2 '23
Q3 '23
Q4 '23
Q1 '24
Q2 '24
UNITED STATES ARPU
INTERNATIONAL ARPU


Q2 '24 GROSS MARGIN
89.5%
84.2%
87.3%
88.4%
88.6%
89.5%
Q2 '23
Q3 '23
Q4 '23
Q1 '24
Q2 '24
(AS A % OF TOTAL REVENUE)

10

Q2 2024 • Letter to Shareholders

Non-GAAP operating expense[3] (which excludes stock-based compensation and related taxes, depreciation, amortization, and severance and restructuring expenses) was $212.2 million, as compared to $189.7 million in the second quarter of 2023. Non-GAAP operating expense growth slowed starting in the three months ended March 31, 2023 as a result of operating efficiencies put into place throughout 2023 and 2024.


Q2 '24 OPERATING EXPENSES
$207.2
$4.2
$3.2
$10.1
$189.7
$200.7
$3.3
$9.4
$188.0
$217.8
$3.8
$16.4
$197.7
$804.6
$3.7
$595.3
$205.6
$282.7
$3.8
$66.7
$212.2
Q2 '23
Q3 '23
Q4 '23
Q1 '24
Q2 '24
NON-GAAP OPERATING EXPENSES³
SBC & RELATED TAXES
D&A
OTHER
(IN MILLIONS)

Net Loss and Adjusted EBITDA

Net loss was $10.1 million, or a net margin of (3.6)%, a decrease from a net loss of $41.1 million, or a net margin of (22.5)%, in the second quarter of 2023. The decrease in net loss was driven by revenue growth that outpaced the growth of expenses as a result of operating efficiencies put into place throughout 2023 and 2024.

Adjusted EBITDA[1] was $39.5 million, or an Adjusted EBITDA margin[1] of 14.0%, as compared to $(35.4) million, or an Adjusted EBITDA margin of (19.3)%, in the second quarter of 2023.


Q2 '24 NON-GAAP OPERATING EXPENSES Y/Y GROWTH
12%
16%
6%
8%
10%
12%
Q2 '23
Q3 '23
Q4 '23
Q1 '24
Q2 '24

The business was profitable on an Adjusted EBITDA basis for the third consecutive quarter driven by both strong revenue growth and moderating cost growth. Total revenue grew more than five times faster than total adjusted costs and expenses[3] year-over-year for the second consecutive quarter.

In Q2, the business continued to scale with a year-over-year incremental Adjusted EBITDA margin of over 76%. Over the last four quarters, year-over-year incremental Adjusted EBITDA margins were well above 70% on average.


Q2 '24 NET INCOME (LOSS)
$(41.1)
$(7.4)
$18.5
$(575.1)
$(10.1)
Q2 '23
Q3 '23
Q4 '23
Q1 '24
Q2 '24
(IN MILLIONS)

Cash Flow and Capital Expenditures

Net cash provided by operating activities was $28.4 million, an increase from net cash used in operating activities of $(54.1) million in the second quarter of 2023.

Free Cash Flow[2] was $27.2 million, an increase from $(54.9) million in the second quarter of 2023.

Capital expenditures were $1.2 million in the second quarter of 2024 or about 0.4% of revenue.


Q2 '24 ADJUSTED EBITDA
$39.5M
$(35.4)
$(6.9)
$23.2
$10.0
$39.5
Q2 '23
Q3 '23
Q4 '23
Q1 '24
Q2 '24
(IN MILLIONS)

Balance Sheet and Share Count

Cash, cash equivalents, and marketable securities were $1.70 billion and $1.21 billion as of June 30, 2024 and December 31, 2023, respectively.

For the three months ended June 30, 2024, basic and diluted weighted-average shares outstanding were 164.4 million shares.

11

Financial outlook Q3 ‘24 REVENUE $290M-$310M Q3 ‘24 ADJUSTED EBITDA $40M-$60M 12 The guidance provided below is based on Reddit’s current estimates and is not a guarantee of future performance. This guidance is subject to significant risks and uncertainties that could cause actual results to differ materially, including the risk factors discussed in Reddit’s reports on file with the Securities and Exchange Commission. Reddit undertakes no duty to update any forward-looking statements or estimates, except as required by applicable law. As we look ahead, we will share our internal thoughts on revenue and Adjusted EBITDA for the third quarter. In the third quarter of 2024, we estimate: Revenue in the range of $290 million to $310 million Adjusted EBITDA⁴ in the range of $40 million to $60 million Q2 2024 • Letter to Shareholders

13 Reddit will host a conference call to discuss the results for the second quarter of 2024 on August 6, 2024, at 2:00 p.m. PT / 5:00 p.m. ET. A live webcast of the call can be accessed on Reddit’s Investor Relations website at https://investor.redditinc.com and investor relations subreddit r/RDDT. A replay of the webcast and transcript will be available following the conclusion of the conference call on the same websites. Reddit will solicit questions from the community at r/RDDT on Tuesday, August 6, 2024, and post responses following the earnings call at Reddit’s Investor Relations website at https:// investor.redditinc.com and investor relations subreddit r/RDDT. Steve Huffman Co-Founder & Chief Executive Officer Drew Vollero Chief Financial Officer Q2 2024 • Letter to Shareholders Earnings conference call & community update

Appendix 14 Notes The definition of Adjusted EBITDA and Adjusted EBITDA margin and a reconciliation of net income (loss) to Adjusted EBITDA and Adjusted EBITDA margin can be found on subsequent pages of this appendix 1. The definition of Free Cash Flow and a reconciliation of Free Cash Flow to net cash provided by (used in) operating activities can be found on subsequent pages of this appendix 2. The definition of total adjusted costs and expenses and non-GAAP operating expenses and a reconciliation of total adjusted costs and expenses and non-GAAP operating expenses to the comparable U.S. GAAP measures can be found on subsequent pages of this appendix 3. We have not provided a reconciliation to the forward-looking U.S. GAAP equivalent measures for our non-GAAP guidance due to uncertainty regarding, and the potential variability of, reconciling items. Therefore, a reconciliation of these non-GAAP guidance measures to their corresponding U.S. GAAP guidance measures is not available without unreasonable effort 4. About Reddit Reddit is a community of communities. It’s built on shared interests, passion, and trust and is home to the most open and authentic conversations on the internet. Every day, Reddit users submit, vote, and comment on the topics they care most about. With 100,000+ active communities and approximately 91+ million daily active unique visitors, Reddit is one of the internet’s largest sources of information. For more information, visit www.redditinc.com. Forward Looking Statements This letter contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Reddit's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "going to," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern Reddit's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding Reddit’s priorities, future financial and operating performance, including headcount strategy, breakeven performance objective, capitalization of training data, evolution of AI, international growth strategies to increase content consumption and improve local user experience, consumer product strategy with respect to growth and engagement, GAAP and non-GAAP guidance, strategies, and expectations of growth. Reddit's expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including those more fully described under the caption “Risk Q2 2024 • Letter to Shareholders

Factors” and elsewhere in documents that Reddit files with the Securities and Exchange Commission (the “SEC”) from time to time, including Reddit’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, which is being filed with the SEC at or around the date hereof. The forward-looking statements in this release are based on information available to Reddit as of the date hereof, and Reddit undertakes no obligation to update any forward-looking statements, except as required by law. A Note About Metrics We define a daily active unique (“DAUq”) as a user whom we can identify with a unique identifier who has visited a page on the Reddit website, www.reddit.com, or opened a Reddit application at least once during a 24-hour period. Average DAUq for a particular period is calculated by adding the number of DAUq on each day of that period and dividing that sum by the number of days in that period. We define a weekly active unique (“WAUq”) as a user whom we can identify with a unique identifier who has visited a page on the Reddit website, www.reddit.com, or opened a Reddit application at least once during a trailing seven-day period. Average quarterly WAUq for a particular period is calculated by adding the number of WAUq on each day of that period and dividing that sum by the number of days in that period. We define average revenue per unique (“ARPU”) as quarterly revenue in a given geography divided by the average DAUq in that geography. For the purposes of calculating ARPU, advertising revenue in a given geography is based on the geographic location in which advertising impressions are delivered, as this approximates revenue based on user activity, while other revenue in a given geography is based on the billing address of the customer. Use of Non-GAAP Financial Measures We use certain non-GAAP financial measures to supplement our consolidated financial statements, which are presented in accordance with U.S. GAAP, to evaluate our core operating performance. These non-GAAP financial measures include Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, total adjusted costs and expenses, non-GAAP operating expense, non-GAAP research and development expense, non-GAAP sales and marketing expense, and non-GAAP general and administrative expense. We use these non-GAAP financial measures to facilitate reviews of our operational performance and as a basis for strategic planning. By excluding certain items that are non-recurring or not reflective of the performance of our normal course of business, we believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance. Accordingly, we believe these non-GAAP financial measures are useful to investors and others because they allow investors to supplement their understanding of our financial trends and evaluate our ongoing and future performance in the same manner as management. However, there are a number of limitations related to the use of non-GAAP financial measures as they reflect the exercise of judgment by our management about which expenses are included or excluded in determining these non-GAAP measures. These non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with U.S. GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures. A reconciliation is provided below for each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with U.S. GAAP. Reddit encourages investors to 15 Q2 2024 • Letter to Shareholders

16 review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures, and not to rely on any single financial measure to evaluate Reddit’s business. Adjusted EBITDA is defined as net income (loss) excluding interest (income) expense, net, income tax expense (benefit), depreciation and amortization, stock-based compensation expense and related taxes, other (income) expense, net, and certain other non-recurring or non-cash items impacting net income (loss) that we do not consider indicative of our ongoing business performance. Other (income) expense, net consists primarily of realized gains and losses on sales of marketable securities, foreign currency transaction gains and losses, and other income and expense that are not indicative of our core operating performance. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue. Incremental Adjusted EBITDA margin is defined as the change in Adjusted EBITDA divided by the change in revenue over the same period. We consider the exclusion of certain non-recurring or non- cash items in calculating Adjusted EBITDA and Adjusted EBITDA margin to provide a useful measure for investors and others to evaluate our operating results in the same manner as management. Free Cash Flow represents net cash provided by (used in) operating activities less purchases of property and equipment. We believe that Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. Additionally, we believe that Free Cash Flow is an important measure since we use third-party infrastructure partners to host our services and therefore we do not incur significant capital expenditures to support revenue generating activities. Total adjusted costs and expenses represents cost of revenue and operating expenses excluding stock- based compensation and related taxes, depreciation and amortization, and certain other non-recurring or non-cash items impacting cost of revenue and operating expenses that we do not consider indicative of our ongoing business performance. Non-GAAP operating expenses represents operating expenses excluding stock-based compensation and related taxes, depreciation and amortization, and certain other non-recurring or non-cash items impacting operating expenses that we do not consider indicative of our ongoing business performance. Non-GAAP research and development expense, non- GAAP sales and marketing expense, and non-GAAP general and administrative expense represent their respective operating expense line items excluding stock-based compensation and related taxes, depreciation and amortization, and certain other non-recurring or non-cash items. We consider non- GAAP operating expense, non-GAAP research and development expense, non-GAAP sales and marketing expense, and non-GAAP general and administrative expense to be useful measures as they exclude expenses that are not reflective of our operational performance and could mask underlying trends in our business. Investor Relations Jesse Rose ir@reddit.com Media Relations Gina Antonini press@reddit.com Q2 2024 • Letter to Shareholders

Q2 2024 • Letter to Shareholders

Reddit, Inc.
Key Operating Metrics by Geography

(in millions, except ARPU)
(unaudited)

	Three months ended June 30,		% Change	Six months ended June 30,		% Change
	2024	2023		2024	2023	
Revenue: Global	$ 281.2	$ 183.1	54 %	$ 524.1	$ 346.8	51 %
Revenue: U.S.	$ 228.1	$ 147.4	55 %	$ 427.8	$ 278.0	54 %
Revenue: International	$ 53.1	$ 35.7	49 %	$ 96.3	$ 68.8	40 %

	Three months ended June 30,		% Change
	2024	2023	
DAUq: Global	91.2	60.4	51 %
DAUq: U.S.	45.5	28.7	59 %
DAUq: International	45.7	31.7	44 %
Logged-in DAUq: Global	42.0	32.1	31 %
Logged-in DAUq: U.S.	20.4	15.5	32 %
Logged-in DAUq: International	21.6	16.6	30 %
Logged-out DAUq: Global	49.2	28.3	74 %
Logged-out DAUq: U.S.	25.1	13.2	90 %
Logged-out DAUq: International	24.1	15.1	60 %
WAUq: Global	342.3	218.1	57 %
WAUq: U.S.	167.5	99.6	68 %
WAUq: International	174.8	118.5	48 %
ARPU: Global	$ 3.08	$ 3.03	2 %
ARPU: U.S.	$ 4.94	$ 5.21	(5)%
ARPU: International	$ 1.24	$ 1.06	17 %

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18 Q2 2024 • Letter to Shareholders Reddit, Inc. Consolidated Balance Sheets (in thousands, except share and per share amounts) June 30, 2024 December 31, 2023 (unaudited) Assets Current assets Cash and cash equivalents $ 467,952 $ 401,176 Marketable securities 1,231,099 811,946 Accounts receivable, net 240,093 245,279 Prepaid expenses and other current assets 41,599 21,286 Total current assets 1,980,743 1,479,687 Property and equipment, net 14,168 14,946 Operating lease right-of-use assets, net 25,107 24,008 Intangible assets, net 27,772 32,147 Goodwill 26,299 26,299 Other noncurrent assets 2,273 19,380 Total assets $ 2,076,362 $ 1,596,467 Liabilities, convertible preferred stock, and stockholders’ equity (deficit) Current liabilities Accounts payable $ 64,329 $ 46,514 Operating lease liabilities 5,368 3,707 Accrued expenses and other current liabilities 89,818 83,349 Total current liabilities 159,515 133,570 Operating lease liabilities, noncurrent 22,757 22,040 Other noncurrent liabilities 255 287 Total liabilities 182,527 155,897 Commitments and contingencies Convertible preferred stock, par value $0.0001 per share; no and 86,864,781 shares authorized as of June 30, 2024 and December 31, 2023, respectively; no and 73,021,449 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively; aggregate liquidation preference of $0 and $1,847,993 as of June 30, 2024 and December 31, 2023, respectively — 1,853,492 Stockholders’ equity (deficit): Preferred stock, par value $0.0001 per share; 100,000,000 and no shares authorized as of June 30, 2024 and December 31, 2023, respectively; no shares issued and outstanding as of June 30, 2024 and December 31, 2023 — — Class A common stock, par value $0.0001 per share; 2,000,000,000 and 189,000,000 shares authorized as of June 30, 2024 and December 31, 2023, respectively; 62,479,462 and 7,099,700 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively 6 — Class B common stock, par value $0.0001 per share; 140,000,000 and 142,000,000 shares authorized as of June 30, 2024 and December 31, 2023, respectively; 103,154,629 and 53,904,204 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively 11 6 Class C common stock, par value $0.0001 per share; 100,000,000 and no shares authorized as of June 30, 2024 and December 31, 2023, respectively; no shares issued and outstanding as of June 30, 2024 and December 31, 2023 — — Additional paid-in capital 3,196,549 302,820 Accumulated other comprehensive income (loss) (1,004) 814 Accumulated deficit (1,301,727) (716,562) Total stockholders’ equity (deficit) 1,893,835 (412,922) Total liabilities, convertible preferred stock, and stockholders’ equity (deficit) $ 2,076,362 $ 1,596,467

19 Q2 2024 • Letter to Shareholders Reddit, Inc. Consolidated Statements of Operations (in thousands, except per share amounts) (unaudited) Three months ended June 30, Six months ended June 30, 2024 2023 2024 2023 Revenue $ 281,184 $ 183,031 $ 524,147 $ 346,771 Costs and expenses: Cost of revenue 29,501 28,836 57,117 55,699 Research and development 142,777 109,726 579,807 218,493 Sales and marketing 71,458 59,225 195,553 117,136 General and administrative 68,487 38,233 311,964 79,034 Total costs and expenses 312,223 236,020 1,144,441 470,362 Income (loss) from operations (31,039) (52,989) (620,294) (123,591) Other income (expense), net 20,724 13,306 35,278 24,030 Income (loss) before income taxes (10,315) (39,683) (585,016) (99,561) Income tax expense (benefit) (216) 1,426 149 2,414 Net income (loss) $ (10,099) $ (41,109) $ (585,165) $ (101,975) Net income (loss) per share attributable to Class A and Class B common stock, basic and diluted $ (0.06) $ (0.70) $ (4.99) $ (1.75) Weighted-average shares used to compute net income (loss) per share attributable to common stockholders: Basic 164,383 58,508 117,312 58,313 Diluted 164,383 58,508 117,312 58,313

Q2 2024 • Letter to Shareholders

Reddit, Inc.
Consolidated Statements of Cash Flows

(in thousands)
(unaudited)

	Three months ended June 30,		Six months ended June 30,	
	2024	2023	2024	2023
Cash flows from operating activities				
Net income (loss)	$ (10,099)	$ (41,109)	$ (585,165)	$ (101,975)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:				
Depreciation and amortization	3,770	3,321	7,513	6,659
Non-cash operating lease cost	1,335	3,415	2,588	6,684
Amortization of premium (accretion of discount) on marketable securities, net	(11,362)	(6,150)	(19,491)	(11,282)
Stock-based compensation	64,266	10,103	641,774	22,583
Other adjustments	141	150	626	166
Changes in operating assets and liabilities:				
Accounts receivable	(24,793)	(8,833)	5,194	24,913
Prepaid expenses and other assets	(6,270)	1,840	(20,182)	828
Operating lease right-of-use assets and liabilities	(780)	(2,211)	(1,310)	(3,082)
Accounts payable	18,220	(6,323)	16,042	383
Accrued expenses and other liabilities	(6,043)	(8,256)	12,860	4,145
Net cash provided by (used in) operating activities	$ 28,385	$ (54,053)	$ 60,449	$ (49,978)
Cash flows from investing activities				
Purchases of property and equipment	(1,202)	(830)	(4,053)	(1,186)
Purchases of marketable securities	(861,827)	(351,366)	(997,512)	(614,212)
Maturities of marketable securities	343,404	319,512	596,059	634,877
Proceeds from sale of marketable securities	—	749	—	37,538
Other investing activities	(12)	42	(27)	112
Net cash provided by (used in) investing activities	$ (519,637)	$ (31,893)	$ (405,533)	$ 57,129
Cash flows from financing activities				
Proceeds from issuance of Class A common stock in initial public offering, net of underwriting discounts and commissions	—	—	600,022	—
Proceeds from exercise of employee stock options	1,843	830	24,932	1,791
Taxes paid related to net share settlement of restricted stock units	(7,569)	—	(202,306)	(4,229)
Payments of deferred offering costs	(3,585)	(496)	(6,338)	(858)
Other financing activities	—	—	(4,450)	—
Net cash provided by (used in) financing activities	$ (9,311)	$ 334	$ 411,860	$ (3,296)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(500,563)	(85,612)	66,776	3,855
Cash, cash equivalents, and restricted cash at the beginning of the period	968,565	525,327	401,226	435,860
Cash, cash equivalents, and restricted cash at the end of the period	$ 468,002	$ 439,715	$ 468,002	$ 439,715
Cash and cash equivalents	467,952	439,665	467,952	439,665
Restricted cash	50	50	50	50
Total cash, cash equivalents, and restricted cash	$ 468,002	$ 439,715	$ 468,002	$ 439,715

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21 Q2 2024 • Letter to Shareholders Reddit, Inc. Reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin (in thousands) (unaudited) Three months ended June 30, Six months ended June 30, 2024 2023 2024 2023 Net income (loss) $ (10,099) $ (41,109) $ (585,165) $ (101,975) Add (deduct): Interest (income) expense, net (20,941) (13,061) (36,388) (23,673) Income tax expense (benefit) (216) 1,426 149 2,414 Depreciation and amortization 3,770 3,321 7,513 6,659 Stock-based compensation expense and related taxes 66,772 10,116 662,309 23,283 Restructuring costs(1) — 4,182 — 8,098 Other (income) expense, net 217 (243) 1,110 (357) Adjusted EBITDA $ 39,503 $ (35,368) $ 49,528 $ (85,551) Net margin (3.6) % (22.5) % (111.6) % (29.4) % Adjusted EBITDA margin 14.0% (19.3) % 9.4% (24.7) % (1) During the three and six months ended June 30, 2023, we incurred restructuring costs of $4.2 million and $8.1 million, respectively, primarily composed of severance and benefits expense. These charges are non-recurring and are not reflective of underlying trends in our business.

22 Q2 2024 • Letter to Shareholders Reddit, Inc. Reconciliation of Free Cash Flow (in thousands) (unaudited) Three months ended June 30, Six months ended June 30, 2024 2023 2024 2023 Net cash provided by (used in) operating activities $ 28,385 $ (54,053) $ 60,449 $ (49,978) Less: Purchases of property and equipment (1,202) (830) (4,053) (1,186) Free Cash Flow $ 27,183 $ (54,883) $ 56,396 $ (51,164)

Q2 2024 • Letter to Shareholders

Reddit, Inc.
Reconciliation of Non-GAAP Costs and Expenses

(in thousands)
(unaudited)

	Three months ended June 30,		Six months ended June 30,	
	2024	2023	2024	2023
Total costs and expenses	$ 312,223	$ 236,020	$ 1,144,441	$ 470,362
Less:				
Depreciation and amortization	3,770	3,321	7,513	6,659
Stock-based compensation expense and related taxes	66,772	10,116	662,309	23,283
Restructuring costs[1]	—	4,182	—	8,098
Total adjusted costs and expenses	$ 241,681	$ 218,401	$ 474,619	$ 432,322
Total operating expenses	$ 282,722	$ 207,184	$ 1,087,324	$ 414,663
Less:				
Depreciation and amortization	3,770	3,245	7,513	6,507
Stock-based compensation expense and related taxes	66,711	10,091	661,990	23,220
Restructuring costs[1]	—	4,182	—	8,098
Non-GAAP operating expenses	$ 212,241	$ 189,666	$ 417,821	$ 376,838
Research and development expenses	$ 142,777	$ 109,726	$ 579,807	$ 218,493
Less:				
Depreciation and amortization	2,242	1,925	4,419	3,849
Stock-based compensation expense and related taxes	31,326	5,702	358,423	13,703
Restructuring costs[1]	—	1,920	—	3,974
Non-GAAP research and development expenses	$ 109,209	$ 100,179	$ 216,965	$ 196,967
Sales and marketing expenses	$ 71,458	$ 59,225	$ 195,553	$ 117,136
Less:				
Depreciation and amortization	1,216	1,045	2,379	2,098
Stock-based compensation expense and related taxes	7,357	1,389	70,981	3,202
Restructuring costs[1]	—	1,188	—	2,081
Non-GAAP sales and marketing expenses	$ 62,885	$ 55,603	$ 122,193	$ 109,755
General and administrative expenses	$ 68,487	$ 38,233	$ 311,964	$ 79,034
Less:				
Depreciation and amortization	312	275	715	560
Stock-based compensation expense and related taxes	28,028	3,000	232,586	6,315
Restructuring costs[1]	—	1,074	—	2,043
Non-GAAP general and administrative expenses	$ 40,147	$ 33,884	$ 78,663	$ 70,116

(1) During the three and six months ended June 30, 2023, we incurred restructuring costs of $4.2 million and $8.1 million, respectively, primarily composed of severance and benefits expense. These charges are non-recurring and are not reflective of underlying trends in our business.

23